UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Fundamentals of Shareholder Value November 26, 2010

1 IMPORTANT INFORMATION This presentation does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc., Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission ("SEC"). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. Also, materials related to Air Products' Unsolicited Proposals are available in the "Investor Information" section of the Company's website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm. Airgas has filed a definitive proxy statement on Schedule 14A with the SEC on July 23, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders. Airgas may file an additional proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. FORWARD-LOOKING STATEMENTS This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company's press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words "believes," "may," "plans," "will," "could," "should," "estimates," "continues," "anticipates," "intends," "expects" and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company's press release announcing its quarterly earnings, as well as other factors described in the Company's reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.

2 On November 23, 2010, the Delaware Supreme Court reversed the Chancery Court ruling on Air Products’ January Meeting By-Law amendment As such, there will not be an Airgas shareholder meeting on January 18, 2011 Value has always been and remains the most important issue Our Board of Directors has stated its belief that the value of Airgas in a sale is at least $78 per share Our view of valuation reflected in this slide deck factors in: Our guidance and mid-term goals, which are consistent with analysts’ estimates Our 5-year average historical trading multiples prior to the public offer, and current peer trading multiples Recent premiums on comparable transactions Acquisition of Airgas would be highly accretive to Air Products Estimated synergy value to Air Products in excess of $20 - $30 per Airgas share(1) Airgas share repurchases would be accretive at prices substantially above the current offer Strategic value of our industry-leading platform Our View of Valuation (1) Source: Air Products' "Offer to Acquire Airgas" presentation dated February 5, 2010, and associated transcript; court filings. Assumes that synergies are capitalized at median peer EV / CY2011E EBITDA multiple of 9.0x. 9.0 x annual synergies of $250M to $350M, less $375M in costs to implement, equals $1.875B at $250M of annual synergies and $2.775B at $350M of annual synergies, divided by total diluted share count based on the most recent Air Products offer price of $65.50 per share.

Airgas

Analysts' Estimates are Consistent With Our Guidance and Mid-Term Goals

- Consensus estimate for FY2011 EPS is $3.29, near the high end of our $3.22 - $3.32 guidance range[(1)]. Our guidance includes $0.11 of incremental SAP implementation expense.
- Consensus estimate for CY2011 EPS is $3.68
- Consensus estimate for CY2012 EPS is $4.16, comparable to our $4.20+ goal. Our goal includes an assumption for acquired sales and $0.13 of SAP implementation expense.
  - Analyst estimates generally do not include the impact of future acquisitions

	Report	EPS		
Firm	Date	FY 2011E	FY 2012E	FY 2013E
Jefferies & Company, Inc	11/24/2010	$3.30	$3.90	$4.30
Piper Jaffray	11/24/2010	3.33	3.94	--
Robert W. Baird & Co	11/24/2010	3.30	3.68	--
KeyBanc Capital Markets	11/22/2010	3.30	--	--
First Analysis Securities Corp	11/19/2010	3.27	3.74	--
Deutsche Bank	11/1/2010	3.30	--	--
BB&T Capital Market	10/27/2010	3.30	3.80	4.25
Oppenheimer & Co.	10/27/2010	3.27	3.84	4.35
William Blair & Company	10/26/2010	3.28	3.75	4.19
Soleil Securities *	9/15/2010	3.25	3.80	--
Mean - Fiscal Year End		$3.29	$3.81	$4.27
Mean - Calendar Year End		$3.68	$4.16	--

Source: Wall Street research as of November 26, 2010.
Note: Asterisk denotes report that has not been updated or affirmed since Airgas' fiscal Q2 earnings release on October 26, 2010.
(1) See attached reconciliations of non-GAAP measures.

3

4 Our 5-year median next-twelve-months (NTM) P/E multiple, prior to Air Products’ offer, was 16.7x, which includes the negative impact of the recession During the same 5-year period, in periods of modest economic growth – similar to the current environment – we traded at 17.7x NTM EPS Our Historical Multiples Support Our View that the Current Offer Represents Little to No Premium Average Multiple at Various Levels of GDP Growth (1) Avg 5-Year Multiple 16.7x Price / NTM EPS: Q-o-Q GDP Growth Airgas Multiple February 4, 2010 Proposal Source: FactSet as of November 26, 2010. (1) Represents 5 years of data prior to February 4, 2010. Price/NTM EPS Multiple GDP Growth Our 5-year median NTM EV/EBITDA multiple, prior to Air Products’ offer, was 8.0x, which includes the negative impact of the recession During the same 5-year period, in periods of modest economic growth – similar to the current environment – we traded at 8.4x NTM EV/EBITDA (8.0%) (4.0%) 0.0% 4.0% 8.0% 6.0x 9.0x 12.0x 15.0x 18.0x 21.0x 24.0x Feb-05 Sep-05 Mar-06 Oct-06 May-07 Dec-07 Jul-08 Feb-09 Sep-09 Apr-10 Nov-10 12.4x 14.4x 17.7x 17.8x (3%) or less (3%) - 0% 0% - 3% 3% or greater

5 Peer Multiples Support Our View that the Current Offer Represents Little to No Premium Our peers are currently trading near or above their respective 5-year average multiples (1) The 1 month average NTM EPS multiples through Nov 26, 2010, for industrial distributors Fastenal, WW Grainger, and MSC Industrial Direct represent, on average, a 2.6% premium to their 5-year average NTM EPS multiples through Feb 4, 2010. Airgas’ 5-Year Average NTM EPS Multiple is 16.7x Air Liquide Linde Praxair Average 1 month avg NTM EPS multiple through Nov 26, 2010(1) 17.2x 15.5x 17.5x 16.7x 5-year avg NTM EPS multiple through Feb 4, 2010 16.8x 15.0x 18.3x 16.7x Premium / (Discount) - Current Month vs. Historic Multiple 2.3% 3.3% (4.3%) 0.2% Gas Peers

Airgas

Premiums in Comparable Transactions in 2H2010 – Post-Recession – Exceed 30% Over Unaffected Stock Price

Announced	Target Name	Acquiror Name	Consideration	Offer Price	Premium	Status
11/15/2010	Bucyrus	Caterpillar	Cash	$92.00	23.6 %	Pending
11/14/2010	Isilon Systems	EMC	Cash	33.85	21.1	Pending
11/08/2010	Atlas Energy	Chevron	Cash / Stock	43.34	42.7	Pending
11/02/2010	Art Technology	Oracle	Cash	6.00	35.4	Pending
10/18/2010	AGA Medical	St. Jude Medical	Cash / Stock	20.80	41.5	Closed (11/18/10)
10/12/2010	King Pharmaceuticals	Pfizer	Cash	14.25	53.2	Pending
09/27/2010	Alberto-Culver	Unilever	Cash	37.50	21.0	Pending
09/27/2010	AirTran	Southwest Airlines	Cash / Stock	7.69	70.5	Pending
09/23/2010 (1)	Dollar Thrifty	Avis	Cash / Stock	53.00	56.3	Pending
09/20/2010	Netezza Corp	IBM	Cash	27.00	77.2	Closed (11/11/10)
09/20/2010	L-1 Identity Solutions	Safran SA	Cash	12.00	33.5	Pending
09/13/2010	ArcSight	Hewlett-Packard	Cash	43.50	66.5	Closed (10/22/10)
09/09/2010 (2)	Casey's General Store	7-Eleven	Cash	43.00	43.9	Withdrawn (11/3/10)
09/02/2010 (3)	3PAR	Hewlett-Packard	Cash	33.00	263.4	Closed (9/27/10)
08/29/2010 (4)	Genzyme	Sanofi-Aventis	Cash	69.00	29.0	Pending
08/19/2010	McAfee	Intel	Cash	48.00	52.0	Pending
08/17/2010 (5)	Pactiv	Reynolds Group	Cash	33.25	30.3	Closed (11/16/10)
08/17/2010	Potash	BHP Billiton	Cash	130.00	32.6	Withdrawn (11/15/10)
08/16/2010	3PAR	Dell	Cash	18.00	98.2	Withdrawn (9/2/10)
08/02/2010 (6)	Red Back Mining	Kinross Gold	Stock	30.50	42.9	Closed (9/17/10)
07/13/2010	ADC Telecommunications	Tyco Electronics	Cash	12.75	54.7	Pending
07/12/2010	Hewitt Associates	Aon	Cash / Stock	50.00	39.0	Closed (10/1/10)
Median					**42.8 %**	

Note: Comprised of deals with U.S. or Canadian targets since June 30, 2010 larger than $1 billion. Excludes: asset sales; mergers of equals; financial institutions; related party transactions; financial sponsor transactions; management buy-outs; and distressed transactions. Premiums are calculated relative to the closing stock price four weeks prior to the announcement.

(1) Premium calculated as of initial Hertz bid date of April 25, 2010.
(2) Premium calculated as of April 9, 2010; date of Couche-Tard's announced bid.
(3) Premium calculated as of September 2, 2010; date of published rumors that the Company was approached by Hewlett-Packard.
(4) Premium calculated as of July 23, 2010; date of published rumors that the Company was approached by Sanofi-Aventis.
(5) Premium calculated as of May 17, 2010; date of published rumors that the Company was to be acquired by Apollo Management or Georgia-Pacific.
(6) Premium calculated as of initial Kinross Gold investment date of May 4, 2010 in local currency.

6

Airgas

An Acquisition of Airgas Would Be Highly Accretive to Air Products

		Acquisition of Airgas by Air Products			
		$65.50		$78.00	
		GAAP EPS[1]	Cash EPS[1]	GAAP EPS[1]	Cash EPS[1]
Accretion / (Dilution) 2012	**Assumes 50% of Announced Synergies**				
	Accretion / (Dilution) - $	$ 0.67	$ 1.03	$ 0.26	$ 0.70
	Accretion / (Dilution) - %	*10.6 %*	*16.4 %*	*4.1 %*	*11.1 %*
Accretion / (Dilution) 2012	**Assumes 100% of Announced Synergies**				
	Accretion / (Dilution) - $	$ 1.10	$ 1.46	$ 0.69	$ 1.13
	Accretion / (Dilution) - %	*17.4 %*	*23.1 %*	*10.9 %*	*17.9 %*

Note: Based on publicly available research estimates, calendarized to Air Products' September year end, as of November 26, 2010, and Air Products investor presentation dated February 5, 2010. Cost of debt assumed to be 4.55% at $65.50 per share and 5.05% at $78.00 per share. Assumes $250 million of annual run rate synergies. Assumes $375 million cost to achieve synergies financed with debt. Assumes financing fees of 1% on acquisition debt, excluding upfront bridge commitment fees. Transaction impact taxed at Air Products' effective tax rate of 25.0%. EPS normalized to exclude Air Products' non-financing transaction expenses that would be expensed according to SFAS144 (R).

[1] Accretion / dilution reflects allocation of 20% of the purchase price in excess of tangible net book value to amortizable intangibles which are deductible under GAAP and amortized over 10 years.

7

See attached reconciliations of non-GAAP measures. Source: FactSet as of November 26, 2010. 8 Air Products Timed its Offer in the Trough of the Economic Cycle Consensus EPS Estimate for Year Ending Mar-11 Represents Record Earnings (2) (2) Pre-Offer All-Time High Closing Stock Price $64.72 Initial Public Bid 2/5/10 $2.91 $3.10 $3.19 $3.11 $2.96 $2.78 $2.67 $2.68 $2.85 $3.00 $3.14 $3.29 $2.50 $2.70 $2.90 $3.10 $3.30 Jun-08 Sep-08 Dec-08 Mar-09 Jun-09 Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 Dec-10 Consensus Estimate Mar - 11 Consensus Estimate LTM Adjusted EPS (1)

9 Peer Equity Performance Has Improved Significantly, in Excess of the Market, Since the Initial Public Bid Driven by expansion of multiples and earnings Source: FactSet as of November 26, 2010. Closing Stock Prices Indexed to 2/4/10 NTM EPS Multiples Since 2/4/10 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 17.0x 18.0x 19.0x Feb - 10 Apr - 10 Jul - 10 Sep - 10 Nov - 10 +1.1x +1.2x +1.5x (0.7x) — Praxair — Linde — Air Liquide — S&P 500 95% 100% 105% 110% 115% 120% 125% 130% 135% 140 % Feb - 10 Apr - 10 Jun - 10 Sep - 10 Nov - 10 27% 37% 23% 12%

Source: Bloomberg consensus estimates as of November 26, 2010. 10 U.S. GDP Growth European GDP Growth U.S. Unemployment Consensus Economic Outlook: Steady U.S. Growth 2.7% 1.9% 0.0% (2.6%) 2.7% 2.5% 3.1% 2006 2007 2008 2009 2010E 2011E 2012E 4.6% 4.6% 5.8% 9.3% 9.6% 9.3% 8.7% 2006 2007 2008 2009 2010E 2011E 2012E 3.0% 2.8% 0.4% (4.1%) 1.7% 1.4% 1.7% 2006 2007 2008 2009 2010E 2011E 2012E

Appendix

Airgas Historical Forward Multiples vs. GDP Growth Price / NTM EPS: EV / NTM EBITDA: February 4, 2010 Proposal Q-o-Q GDP Growth Airgas Multiple February 4, 2010 Proposal Source: FactSet as of November 26, 2010. (1) Represents 5 years of data prior to February 4, 2010. EV/NTM EBITDA Multiple GDP Growth Price/NTM EPS Multiple GDP Growth 12 Avg 5-Year Multiple 16.7x Average Multiple at Various Levels of GDP Growth (1) Avg 5-Year Multiple 8.0x Average Multiple at Various Levels of GDP Growth (1) 8.5x 8.4x 7.5x 7.0x (3%) or less (3%) - 0% 0% - 3% 3% or greater (8.0%) (4.0%) 0.0% 4.0% 8.0% 6.0x 9.0x 12.0x 15.0x 18.0x 21.0x 24.0x Feb-05 Sep-05 Mar-06 Oct-06 May-07 Dec-07 Jul-08 Feb-09 Sep-09 Apr-10 Nov-10 (8.0%) (4.0%) 0.0% 4.0% 8.0% 3.0x 6.0x 9.0x 12.0x Feb-05 Sep-05 Mar-06 Oct-06 May-07 Dec-07 Jul-08 Feb-09 Sep-09 Apr-10 Nov-10 12.4x 14.4x 17.7x 17.8x (3%) or less (3%) - 0% 0% - 3% 3% or greater

Airgas Historical Forward Multiples vs. ISM Index February 4, 2010 Proposal ISM Index Airgas Multiple February 4, 2010 Proposal EV/NTM EBITDA Multiple ISM Index Price/NTM EPS Multiple ISM Index Source: FactSet as of November 26, 2010. (1) Represents 5 years of data prior to February 4, 2010. 13 Price / NTM EPS: EV / NTM EBITDA: Avg 5-Year Multiple 16.7x Avg 5-Year Multiple 8.0x Average Multiple at Various Levels of the ISM Index (1) Average Multiple at Various Levels of the ISM Index (1) 30 40 50 60 70 6.0x 9.0x 12.0x 15.0x 18.0x 21.0x 24.0x Feb-05 Sep-05 Mar-06 Oct-06 May-07 Dec-07 Jul-08 Feb-09 Sep-09 Apr-10 Nov-10 11.1x 15.8x 17.0x 17.2x 40 or less 40-50 50-55 55 or greater 30 40 50 60 70 3.0x 6.0x 9.0x 12.0x Feb-05 Sep-05 Mar-06 Oct-06 May-07 Dec-07 Jul-08 Feb-09 Sep-09 Apr-10 Nov-10

Airgas

Non-GAAP Reconciliations

Last-Twelve-Months (LTM) Adjusted EPS

	Three Months Ended												
	Sep. 30, 2007	Dec. 31, 2007	Mar. 31, 2008	Jun. 30, 2008	Sep. 30, 2008	Dec. 31, 2008	Mar. 31, 2009	Jun. 30, 2009	Sep. 30, 2009	Dec. 31, 2009	Mar. 31, 2010	Jun. 30, 2010	Sep. 30, 2010
Earnings per share	$ 0.60	$ 0.67	$ 0.76	$ 0.81	$ 0.86	$ 0.76	$ 0.68	$ 0.66	$ 0.65	$ 0.56	$ 0.47	$ 0.76	$ 0.78
Adjustments to earnings per diluted share:													
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	-	-	-	0.18	0.03	0.03
Losses on early extinguishment of debt	-	-	-	-	-	-	-	-	0.02	0.05	0.07	0.02	0.01
Multi-employer pension plan withdrawal charges	-	-	-	-	-	-	-	-	0.01	0.04	-	0.02	0.01
Acquisition integration expense	0.04	0.01	-	-	-	-	-	-	-	-	-	-	-
Nat'l Welders conversion charge	0.03	-	-	-	-	-	-	-	-	-	-	-	-
Non-recurring tax benefit	-	(0.01)	-	-	-	-	-	-	-	-	(0.03)	-	-
Adjusted EPS	**$ 0.67**	**$ 0.67**	**$ 0.76**	**$ 0.81**	**$ 0.86**	**$ 0.76**	**$ 0.68**	**$ 0.66**	**$ 0.68**	**$ 0.65**	**$ 0.69**	**$ 0.83**	**$ 0.83**

	Twelve Months Ended									
	Jun. 30, 2008	Sep. 30, 2008	Dec. 31, 2008	Mar. 31, 2009	Jun. 30, 2009	Sep. 30, 2009	Dec. 31, 2009	Mar. 31, 2010	Jun. 30, 2010	Sep. 30, 2010
Earnings per share	$ 2.84	$ 3.10	$ 3.19	$ 3.11	$ 2.96	$ 2.75	$ 2.55	$ 2.34	$ 2.44	$ 2.57
Adjustments to earnings per diluted share:										
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	0.18	0.21	0.24
Losses on early extinguishment of debt	-	-	-	-	-	0.02	0.07	0.14	0.16	0.15
Multi-employer pension plan withdrawal charges	-	-	-	-	-	0.01	0.05	0.05	0.07	0.07
Acquisition integration expense	0.05	0.01	-	-	-	-	-	-	-	-
Nat'l Welders conversion charge	0.03	-	-	-	-	-	-	-	-	-
Non-recurring tax benefit	(0.01)	(0.01)	-	-	-	-	-	(0.03)	(0.03)	(0.03)
Adjusted EPS	**$ 2.91**	**$ 3.10**	**$ 3.19**	**$ 3.11**	**$ 2.96**	**$ 2.78**	**$ 2.67**	**$ 2.68**	**$ 2.85**	**$ 3.00**

The Company believes that adjusted earnings per diluted share above provide investors meaningful insight into the Company's earnings trend without the impact of debt extinguishment charges, multi-employer pension plan withdrawal charges, costs and charges related to the unsolicited takeover attempt, acquisition integration expenses, the National Welders conversion charge, and non-recurring tax benefits. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted earnings per diluted share metric may be different from adjusted earnings per diluted share metrics provided by other companies.

14

15 Non-GAAP Reconciliations Fiscal 2011 EPS Guidance Guidance for adjusted earnings per diluted share excludes debt extinguishment charges, multi-employer pension plan withdrawal charges, and costs and charges related to the unsolicited takeover attempt. Adjustments to earnings per diluted share guidance for the year ending March 31, 2011, reflect charges and costs recognized through September 30, 2010. The Company believes that adjusted earnings per diluted share above provide investors meaningful insight into the Company's earnings trend without the impact of debt extinguishment charges, multi-employer pension plan withdrawal charges, costs and charges related to the unsolicited takeover attempt, and a non-recurring tax benefit. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted earnings per diluted share metric may be different from adjusted earnings per diluted share metrics provided by other companies. YoY YoY 2010 Low Change High Change Earnings per diluted share 2.34 $ 3.10 $ 3.20 $ Adjustments to earnings per diluted share: Costs related to unsolicited takeover attempt 0.18 0.06 0.06 Losses on the extinguishment of debt 0.14 0.03 0.03 Multi-employer pension plan withdrawal charges 0.05 0.03 0.03 Non-recurring tax benefit (0.03) - - Adjusted earnings per diluted share 2.68 $ 3.22 $ 20% 3.32 $ 24% March 31, 2011 (Guidance Range) Year Ended March 31, Year Ending